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                                                                     EXHIBIT 3.2

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                OF THE THIRD AMENDED AND RESTATED CERTIFICATE OF
                                  INCORPORATION


         Spanish Broadcasting System, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Spanish Broadcasting System, Inc., resolutions were duly adopted setting forth a proposed amendment of the Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

                           RESOLVED, that the Certificate of Designation of the
                  Powers, Preferences and Relative Rights of 14 1/4% Senior Exchangeable Preferred Stock, Series A, and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designations") set forth as Exhibit A to the Certificate of Incorporation be amended by changing the following references in the Certificate of Designation as follows:

                           (i) all references to "Class A Common Stock, par
                  value $0.01 per share" shall be changed to "Class B Common Stock, par value $0.0001 per share";

                           (ii) all references to "Class A Common Stock" shall
                  be changed to "Class B Common Stock";

                           (iii) all references to "Class B Common Stock, par
                  value $0.01 per share" shall be changed to "Class A Common Stock, par value $0.0001 per share"; and

                           (iv) all references to "Class B Common Stock" shall
                  be changed to "Class A Common Stock".

         SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment.
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         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Raul Alarcon, Jr., an Authorized Officer, this 29th day of September, 1999.



                              By:   /s/ Raul Alarcon, Jr.
                                    -----------------------------------
                                            Authorized Officer


                              Name: Raul Alarcon, Jr.
                                    -----------------------------------
                              Title: President
                                    -----------------------------------



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